Exhibit 99.1

Telkonet Announces intention to implement voluntary deregistration/suspension from Reporting

Requirements under Securities Exchange Act of 1934

WAUKESHA, WI – March 29, 2023 -- Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), today announced its intention to voluntarily deregister its common stock from the requirements of Sections 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Section 15(d) of the Exchange Act. Telkoent intends to file a Form 15 to effect the deregistration and suspension with the U.S. Securities and Exchange Commission (the “SEC”) shortly after Telkonet’s filing of its Form 10-K for the fiscal year ending December 31, 2022, to be filed on or before March 31, 2023 (the “2022 10-K”).

The filing of the 2022 10-K will be Telkonet’s final periodic SEC filing. Telkonet confirms that a proxy statement filing will also be made for its 2023 annual meeting as the obligations to file proxy statements continue for an additional 90 days following the filing of the Form 15. Pursuant to Rule 12h-3 promulgated under the Exchange Act, Telkonet is filing post-effective amendments to terminate the registration of any existing registration statements on Forms S-3 and S-8.

Telkonet’s board of directors (the “Board”) has determined that the elimination of reporting requirements under the Exchange Act will be in the best interests of Telkonet and its stockholders. The Board’s decision was based on eliminating the expense of its public reporting requirements under the Exchange Act, as well as management’s time in complying with the public reporting requirements.

“The Board’s decision will assist Telkonet in its effort to achieve profitability, both by eliminating substantial expense as well as the time and effort management of a small company must devote to complying with SEC reporting requirements,” stated Piercarlo Gramaglia, the Company’s Chief Executive Officer.

The Board is reviewing the potential for continued listing and quotation of its common stock on one of OTC Markets Group Inc.’s (“OTC Markets”) various platforms. In connection with this decision, the Board is considering the degree of information Telkonet will continue to make public on a voluntary basis going forward. The degree of information the Board decides to make public on a voluntary basis going forward will determine which OTC Markets platform Telkonet’s stock will trade on. The Corporation expects to make an announcement concerning this matter on or before April 30, 2023 but in any event, anticipates a course of action that will permit the common stock to continue to be quoted for trading although the liquidity of trading will likely vary depending on the particular OTC Markets tier that may be chosen.

ABOUT TELKONET

Telkonet Inc. is a U.S. company based in Waukesha, Wisconsin. An IoT innovator focused on smart automation and energy management, Telkonet enables guests (occupants) to intelligently control energy use based on their preferences, reducing energy consumption, and improving facility management capabilities. In 2022, VDA Group S.p.A. became Telkonet's majority shareholder and has been working with Telkonet to facilitate Telkonet's access international markets. VDA Group S.p.A. is an Italian corporation of 40 years of experience in GRMS for the hospitality market headquartered in Italy, with sales companies in the United Kingdom, Middle East, and Asia Pacific operating in more than 50 countries.

Telkonet Inc.

20800 Swenson Drive, Suite 175, Waukesha, WI 53186

p: 414.302.2299 | f: 414.800.4352

www.telkonet.com

https://vdagroup.com/

https://telkonet.com/

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as "anticipate," "believe," "expect," "future," "intend," "plan," and similar expressions to identify forward-looking statements. Such statements involve a number of risks and uncertainties such as the Company's ability to access sources of liquidity necessary to continue its operations and continue as a going concern, the Company's potential inability to extend the maturity date of its credit facility and/or comply with financial covenants under its credit facility, the continued impact of the COVID-19 pandemic on the Company's operations and financial results, as well as the economy generally, competitive factors, technological development, market demand, and the Company's ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects. Further information on potential factors that could affect the Company's financial results, can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission ("SEC"). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments, or otherwise, except as expressly required by law.

Media Contacts:

Telkonet Investor Relations

414.721.7988

ir@telkonet.com

Barbara Alvino, Communication Manager

0039 3467820693

balvino@telkonet.com

Telkonet Inc.

20800 Swenson Drive, Suite 175, Waukesha, WI 53186

p: 414.302.2299 | f: 414.800.4352

www.telkonet.com